UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2003

OurPet’s Company

(Exact Name of Registrant as Specified in its Charter)

Colorado

(State or Other Jurisdiction of Incorporation)

000-31279	34-1480558
(Commission File Numbers)	(I.R.S. Employer Identification No.)

1300 East Street, Fairport Harbor, OH 44077	44077
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:  (440) 354-6500

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.    Other Events and Regulation FD Disclosure.

On December 12, 2003, an agreement was finalized in the case captioned OurPet’s, et al. v. Oldham & Oldham, et al., Cuyahoga County, Ohio Court of Common Pleas, Case No. CV-02-472413, in which we reached a global settlement of all litigation with our former intellectual property counsel, their attorneys, and insurers. In exchange for full and final releases of all claims between and among the parties in the Cuyahoga County litigation, we will receive approximately $900,000 in cash after the payment of legal fees and costs incurred in pursuing such claims. The settlement funds are expected to be received by us on or before December 29, 2003. After we receive the funds and a more detailed settlement agreement has been signed by the parties, then all claims in the above action will be dismissed with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OURPET’S COMPANY

Date: December 17, 2003	By:	/S/ JOHN G. MURCHIE

John G. Murchie
Vice President and Chief Financial Officer